Exhibit 10.2

AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is dated as of November 12, 2003 and entered into by and among La Quinta Properties, Inc., a Delaware corporation (“Borrower”), La Quinta Corporation, a Delaware corporation (“Holdings”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Borrower and Holdings (each of such undersigned Subsidiaries being a “Subsidiary Grantor” and collectively “Subsidiary Grantors”) and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with Section 18 hereof (Borrower, Holdings, each Subsidiary Grantor, and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and Canadian Imperial Bank of Commerce, as collateral agent for and representative of Lenders (in such capacity herein called “Collateral Agent”) the Lenders (as hereinafter defined) party to the Credit Agreement referred to below, any Hedge Exchangers (as hereinafter defined) and any holders of the Senior Notes (as hereinafter defined) (individually, a “Senior Note Holder” and collectively, the “Senior Note Holders”).

PRELIMINARY STATEMENTS

A.            Pursuant to the Amended and Restated Credit Agreement dated as of November 12, 2003 (said Amended and Restated Credit Agreement, as amended to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holdings, as guarantor, the financial institutions party thereto from time to time as lenders (“Lenders”), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates a administrative agent (“Administrative Agent”), Fleet Securities Inc., acting through one or more of its branches or affiliates as syndication agent (“Syndication Agent”) and Credit Lyonnais New York Branch, as documentation agent, which Credit Agreement amends and restates in its entirety the Credit Agreement dated as of June 6, 2001, by and among Borrower, Holdings, Lenders, Administrative Agent, and Syndication Agent, as amended to the date hereof (the “Existing Credit Agreement”), Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.

B.            The obligations under the Existing Credit Agreement are secured pursuant to a Pledge and Security Agreement dated as of  June 6, 2001 (the “Existing Pledge and Security Agreement”) and each of the parties hereto desires to enter into this Agreement as an amendment and restatement of the Existing Pledge and Security Agreement, to which they are a party.

C.            Each of Borrower, Holdings and each other Grantor herby confirms that the security interests granted and perfected under the Existing Pledge and Security Agreement will continue to secure their Obligations under the Credit Agreement and the other Loan Documents to which they are a party.

D.            Each of Borrower, Holdings  and each other Grantor from time to time becoming a party to this Agreement desires to further secure their Obligations under the Credit Agreement and the other Loan Documents to which they are a party by entering into this Agreement and granting the security interests provided for herein.

E.             Borrower and Holdings may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the “Lender Hedge Agreements”) with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, “Hedge Exchangers”) in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower and Holdings under the Lender Hedge Agreements, including without limitation the obligation of Borrower and Holdings to make payments thereunder in the event of early termination thereof, together with all obligations of Borrower and Holdings under the Credit Agreement and the other Loan Documents, be secured by certain of the Collateral hereunder.

F.             Subsidiary Grantors have executed and delivered that certain Subsidiary Guaranty dated as of the date hereof (said Subsidiary Guaranty, as amended to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the “Subsidiary Guaranty”) in favor of Collateral Agent for the benefit of Lenders, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement.

G.            It is a condition precedent to the continuation of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interest and undertaken the obligations contemplated by this Agreement.

H.            Borrower has issued certain indebtedness evidenced by the Senior Notes described on Schedule A attached hereto (the “Senior Notes”).  Pursuant to the indentures and the supplements thereto described on Schedule A (collectively, the “Senior Indentures”) between the trustees (individually, a “Trustee” and collectively, the “Trustees”) for the Senior Notes and Borrower, the obligations thereunder (the “Note Obligations”) are required to be equally and ratably secured with the Obligations under the Credit Agreement and other Loan Documents so long as such Obligations are secured by the Collateral (as defined in Section 1).

NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to continue the extension of credit under the Credit Agreement and to induce Hedge Exchangers to enter into the Lender Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Collateral Agent as follows:

Section 1.                                          Grant of Security.

Each Grantor hereby acknowledges and reaffirms the security interest granted by each such Grantor pursuant to the Existing Pledge and Security Agreement, which Existing Pledge and Security Agreement is being amended and restated it its entirety by this Agreement.  Each Grantor hereby assigns to Collateral Agent and hereby grants to Collateral Agent as security for the Secured Obligations (as defined in Section 2) equally and ratably, a First Priority security interest in, all of such Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Collateral”):

(a)           the “Securities Collateral”, which term means:

(i)            all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests now or hereafter owned by such Grantor in any Meditrust Subsidiary set forth, or required to be set forth, on Schedule 1(a)(i) from time to time, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those owned on the date hereof and described on Schedule 1(a)(i) from time to time, and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the “Pledged Interests”), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, rights to vote or manage the business of such Meditrust Subsidiary pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Interests; provided, that if the issuer of any of such Pledged Interests is a controlled foreign corporation (used hereinafter as such term is defined in Section 957(a) or a successor provision of the Internal Revenue Code), the Pledged Interests shall not include any shares of stock of such issuer in excess of the number of Securities of such issuer possessing up to but not exceeding 65% of the voting power of all classes of Securities entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Interests (as used herein, “Meditrust Subsidiary” shall mean each Person and successor thereof as set forth on Schedule 1(a)(i) from time to time, together with any Person or Persons that may be direct or indirect Subsidiaries of the Borrower and Holdings from time to time); and

(ii)           all indebtedness from time to time owed to such Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, including the indebtedness described on Schedule 1(a)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness (the “Pledged Debt”), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(b)           the mortgage loans listed in Schedule 1(b), as each such mortgage loan may be amended, restated, supplemented or otherwise modified from time to time (said mortgage loans, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as a “Mortgage Loan” and collectively as the “Mortgage Loans”), including, without limitation, (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Mortgage Loans, including, interest, principal and late charges and other payments, if any, due or to become due to Grantor whether as contractual obligations, damages, condemnation rights or otherwise, (ii) all documents, notes, instruments and other agreements executed in connection with the Mortgage Loans (collectively, the “Mortgage Loan Documents”), (iii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Mortgage Loans and Mortgage Loan Documents, (iv) all claims of such Grantor for damages arising out of any breach of or default under the Mortgage Loans and Mortgage Loan Documents, and (v) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Mortgage Loans or Mortgage Loan Documents, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

(c)           all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.  For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Section 2.                                          Security for Obligations.

This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, on an equal and ratable basis, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor.  The Obligations described in subsection 2(a) are referred to as the “Loan Obligations.”  “Secured Obligations” means:

(a)           with respect to Borrower, Holdings, each Subsidiary Grantor and each Additional Grantor, all obligations and liabilities of every nature of each of them now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Borrower and Holdings or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Borrower and Holdings or such Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, cash collateralization of outstanding Letters of Credit in an amount equal to the aggregate undrawn amount of such Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement;

(b)           with respect to Borrower, the obligations of Borrower under the Senior Notes (the “Note Obligations”); and

(c)           with respect to Borrower and Holdings only, the obligations of Borrower and Holdings under any Lender Hedge Agreements (the “Hedge Obligations”).

In no event shall this Agreement be construed to constitute a guarantee of, or grant of a security interest or lien to secure, any Hedge Obligations by any Grantor other than Borrower and Holdings.

Section 3.                                          Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Collateral Agent of any of its rights hereunder shall not (except as provided in Section 15) release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Collateral Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.                                          Representations and Warranties.

Each Grantor represents and warrants as follows:

(a)           Ownership of Collateral.  Except as expressly permitted by the Credit Agreement (including subsection 5.5 thereof) and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien other than Liens permitted under Section 7.2 of the Credit Agreement.  Except as permitted by the Credit Agreement and such as may have been filed in favor of Collateral Agent relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(b)           Office Locations.  The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Collateral and all originals of all chattel paper that evidence Collateral are, as of the date hereof, and, have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart (defined in Section 17), located at the locations set forth on Schedule 4(b);

(c)           Names.  No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed or the signature pages hereof.

(d)           Delivery of Certain Collateral.  All certificates or instruments (excluding checks) evidencing, comprising or representing the Collateral, to the extent required by Collateral Agent, have been delivered to Collateral Agent duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(e)           Securities Collateral.  (i) All of the Pledged Interests described on Schedule 1(a)(i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) all of the Pledged Debt described on Schedule 1(a)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (iii) the Pledged Interests constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof held by the Grantors (subject to the proviso to Section 1(a)(i) with respect to shares of a foreign controlled corporation), and, except as disclosed on Schedule 4(e) attached hereto, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Interests; (iv) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (v) Schedule 1(a)(i) sets forth all of the Pledged Interests owned by each Grantor on the date hereof; and (vi) Schedule 1(a)(ii) sets forth all of the Pledged Debt in existence on the date hereof.

(f)            Perfection.  The security interests in the Collateral granted to Collateral Agent hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations of such Grantor upon (i) the filing of UCC financing statements naming each Grantor as “debtor”, naming Collateral Agent as “secured party” and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 4(f), (ii) in the case of the Securities Collateral consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such certificated securities and delivery of such instruments to Collateral Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, and (iii) in the case of the Mortgage Loans, delivery of the original promissory notes evidencing the Mortgage Loans, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, together with original Mortgage Loan Documents and other instruments evidencing such Collateral, to the extent required by Collateral Agent, all of which filings and actions have been made or taken and the security interests in the Collateral granted to Collateral Agent for the ratable benefit of Lenders and Hedge Exchangers will continue to constitute, with respect to any such filing or action taken in the future, valid security interests therein.

(g)           Mortgage Loans.  To the best of Grantor’s knowledge, (i) the Mortgage Loan Documents have been duly executed and delivered, and constitute the legal, valid and binding obligations of the mortgagors thereunder, enforceable in accordance with their terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law and (ii) the promissory notes delivered to Collateral Agent in connection with the Mortgage Loans are true, correct and complete originals of all such promissory notes in effect on the date hereof and have not, as of the date hereof, been further modified or amended.

Section 5.                                          Further Assurances.

(a)           Generally.  Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will:  (i) at the reasonable request of Collateral Agent, mark conspicuously each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iii) furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail, (iv) at any reasonable time, upon request by Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by Collateral Agent, or persons designated by Collateral Agent, (v) at Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Collateral Agent’s security interest in all or any part of the Collateral, and (vi) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Collateral Agent with respect to any Collateral. Each Grantor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor.  Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

(b)           Securities Collateral.  Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Supplement, duly executed by such Grantor, in substantially the form of Exhibit I (a “Pledge Supplement”), in respect of the additional Pledged Interests or Pledged Debt to be pledged pursuant to this Agreement.  Upon each delivery of a Pledge Supplement to Collateral Agent,  the representations and warranties contained in clauses (i)-(vi) of Section 4(e) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof subject to the matters disclosed in Schedule 4(e), as such Schedule 4(e) may be amended or modified by Grantor (as reasonably approved by Collateral Agent) in connection with the delivery of any such Pledge Supplement.  Each Grantor hereby authorizes Collateral Agent to attach each Pledge Supplement to this Agreement and agrees that all Pledged Interests or Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Interests or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

(c)           Mortgage Loans.  Without limiting the generality of the foregoing subsection 5(a), each Grantor agrees that it will, upon providing any mortgage loans or financing to any Person (other than Pledged Debt which is subject to subsection 5(b)), promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Supplement, duly executed by such Grantor, in substantially the form of Exhibit II (a “Mortgage Pledge Supplement”), in respect of the additional Mortgage Loan and Mortgage Loan Documents to be pledged pursuant to this Agreement.  Each Grantor hereby authorizes Collateral Agent to attach each Pledge Supplement to this Agreement and agrees that all Mortgage Loan and Mortgage Loan Documents of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Mortgage Loan and Mortgage Loan Documents pledged pursuant to this Agreement shall not impair the security interest of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

Section 6.                                          Certain Covenants of Grantors.

Each Grantor shall:

(a)           not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)           notify Collateral Agent of any change in such Grantor’s name, identity or corporate structure within 15 days of such change;

(c)           if Collateral Agent gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

(d)           except as expressly permitted by the Credit Agreement, pay or cause to be paid promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than one day prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

Section 7.                                          Special Covenants With Respect to the Securities Collateral
and Mortgage Loans.

(a)           Delivery.  Each Grantor agrees that all certificates or instruments representing or evidencing the Securities Collateral and Mortgage Loans to the extent required by Collateral Agent shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent.  Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.

(b)           Covenants.  Each Grantor shall, except as permitted by the Credit Agreement, to the extent such Grantor controls such issuer, (i) not permit any issuer of Pledged Interests to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person owned by such Grantor are, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting Person upon any such merger or consolidation involving an issuer of Pledged Interests which is a controlled foreign corporation is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each issuer of Pledged Interests not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Interests issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Interests; (iv) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor; provided, notwithstanding anything contained in this clause (iv) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; and (vii), at the request of Collateral Agent, promptly execute and deliver to Collateral Agent an agreement providing for the control, as that term is defined in the UCC, by Collateral Agent of all securities entitlements and securities accounts of such Grantor.

(c)           Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral and Mortgage Loans or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Collateral Agent shall have notified such Grantor that, in Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect on the value of the Securities Collateral or Mortgage Loans (it being understood, however, that neither (A) the voting by such Grantor of any Pledged Interests for or such Grantor’s consent to the election of directors or other members of a governing body of an issuer of Pledged Interests at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor (B) such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Collateral Agent); (ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral and Mortgage Loans; provided, upon the occurrence and during the continuation of an Event of Default, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral, shall be, and shall forthwith be delivered to Collateral Agent to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to Collateral Agent as Securities Collateral in the same form as so received (with all necessary endorsements); and (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

Upon the occurrence and during the continuation of an Event of Default, upon written notice from Collateral Agent to any Grantor, (x) all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights during such continuation; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments during such continuation; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Collateral Agent as provided herein, shall be segregated from other funds of such Grantor, and shall forthwith be paid over to Collateral Agent as Securities Collateral in the same form as so received (with any necessary endorsements).

In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Interests and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Interests would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Interests on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Interests or any officer or agent thereof), upon the occurrence and during the continuation of an Event of Default, and only upon such occurrence and during the continuation thereof, and which proxy shall only terminate upon the payment in full of the Secured Obligations.

Section 8.                                          Special Covenants With Respect to the Mortgage Loan Documents.

(a)           Each Grantor shall at its expense:

(i)            if consistent with sound business practices, perform and observe all terms and provisions of the Mortgage Loan Documents to be performed or observed by it, maintain the Mortgage Loan Documents in full force and effect, modify or amend such Mortgage Loan Documents or otherwise enforce the Mortgage Loan Documents in accordance with their terms as and to the extent that the failure to so perform and observe could constitute an Event of Default; and

(ii)           upon the reasonable request of Collateral Agent, furnish to Collateral Agent, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Mortgage Loan Documents, and from time to time (A) furnish to Collateral Agent such information and reports regarding the Mortgage Loan Documents as Collateral Agent may reasonably request and (B) upon request of Collateral Agent make to the parties to such Mortgage Loan Documents such demands and requests for information and reports or for action as such Grantor is entitled to make under the Mortgage Loan Documents.

(b)           Upon the occurrence and during the continuance of an Event of Default, no Grantor shall:

(i)            cancel or terminate any of the Mortgage Loan Documents or consent to or accept any cancellation or termination thereof, except in accordance with its terms;

(ii)           amend or otherwise modify the Mortgage Loan Documents or give any consent, waiver or approval thereunder;

(iii)          waive any default under or breach of the Mortgage Loan Documents;

(iv)          consent to or permit or accept any prepayment of amounts to become due under or in connection with the Mortgage Loan Documents, except as expressly provided therein; or

(v)           take any other action in connection with the Mortgage Loan Documents that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Collateral Agent.

Section 9.                                          Collateral Agent Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Collateral Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent’s discretion, effective upon the occurrence and during the continuation of an Event of Default, and only at such time, to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)           to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Credit Agreement;

(b)           to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

(d)           to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(e)           to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

(f)            generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and Grantors’ expense, at any time or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Section 10.                                   Collateral Agent May Perform.

Upon the occurrence and during the continuation of any Event of Default, if any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantors under Section 14(b).

Section 11.                                   Standard of Care.

The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

Section 12.                                   Remedies.

(a)           Generally.  If (i) any Event of Default (as defined in the Credit Agreement), (ii) with respect to Borrower and Holdings only, the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Hedge Agreement, or (iii) an “Event of Default” under the Senior Notes and Senior Indentures (each such occurrence being an “Event of Default” for purposes of this Agreement) shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral of the relevant Grantors (which, in case of an Event of Default described in clause (ii) above shall be limited to Borrower and Holdings), in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iii) take possession of any relevant Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (ii) and collecting any Secured Obligation, (iv) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, and (v) without notice to any Grantor, transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Securities Collateral, Mortgage Loans and Mortgage Loan Documents.  Collateral Agent, any Lender or Hedge Exchanger or any Senior Note Holder or Trustee may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders, Hedge Exchangers and Senior Note Holders (but not any Lender, Hedge Exchanger or Senior Note Holder in its individual capacity unless Requisite Obligees (as defined in Section 16(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral (after equal and ratable application of such proceeds to the Secured Obligations to the extent then due and payable) are insufficient to pay in full all of the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

(b)           Securities Collateral.

(i)            Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Collateral Agent by such Grantor pursuant hereto, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that

Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Interests to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(ii)           If Collateral Agent shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, each Grantor agrees that, upon request of Collateral Agent (which request may be made by Collateral Agent in its sole discretion), such Grantor will, at its own expense (A) execute and deliver, and cause each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Collateral Agent, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (B) use its best efforts to qualify the Securities Collateral under all applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as requested by Collateral Agent; (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys’ fees, of carrying out its obligations under this Section.

(iii)          Without limiting the generality of subsections 11.2 and 11.3 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Collateral Agent, each Lender, each Hedge Exchanger and each Senior Note Holder and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages (excluding consequential damages), liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Collateral Agent and such other Persons for any legal or other expenses reasonably incurred by Collateral Agent and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Collateral Agent and such other Persons and counsel for Collateral Agent and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted).  This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Collateral Agent or such Persons within the meaning of the Securities Act.

Section 13.                                   Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent after an Event of Default and an acceleration of the Loan Obligations, the Note Obligations and /or the Hedge Obligations in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by Collateral Agent first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable out-of-pocket costs and expenses to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with the terms of this Agreement; second, equally and ratably to the payment of the Secured Obligations (it being understood that (a) in the event of an Event of Default under the Senior Notes and Senior Indentures and the acceleration thereof, Collateral Agent shall deliver that portion of any proceeds allocable to the Senior Notes to the Trustees for the Senior Note Holders and (b) no proceeds received in respect of Collateral owned by a Grantor other than Borrower and Holdings may be applied to the payment of any Hedge Obligations); and third, after all of the Secured Obligations shall have been paid in full, any surplus then remaining shall be paid to Grantor.

Section 14.                                   Indemnity and Expenses.

(a)           Grantors jointly and severally agree to indemnify Collateral Agent, each Lender and each Senior Note Holder, and Borrower and Holdings agree to indemnify each Hedge Exchanger, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement).

(b)           The foregoing indemnification shall apply whether or not such indemnified liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any negligent act or omission of any kind by Collateral Agent or any Lender, Hedge Exchanger or Senior Note Holder (each, an “Indemnitee”); provided that Grantors shall not have any obligation to any Indemnitee hereunder with respect to (i) any indemnified liabilities to the extent they arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction and (ii) disputes solely between Indemnitees which do not arise out of or as a result of any such indemnified liabilities.

(c)           Grantors jointly and severally agree to pay to Collateral Agent upon demand the amount of any and all out-of-pocket costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(d)           The obligations of Grantors in this Section 14 shall survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement, the Lender Hedge Agreements, the Credit Agreement, the other Loan Documents, Senior Notes and the Senior Indenture.

Section 15.                                   Continuing Security Interest; Transfer of Loans; Termination and Release.

(a)           This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Loan Obligations and the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit under the Credit Agreement, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 11.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Hedge Exchanger may assign or otherwise transfer any Lender Hedge Agreement to which it is a party to any other Person in accordance with the terms of such Lender Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Hedge Exchangers herein or otherwise.

(b)           Upon the payment in full of all Loan Obligations and the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors.  Upon any such termination Collateral Agent will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.  In addition, upon the proposed sale, transfer or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Collateral Agent, such

Grantor shall deliver an Officers’ Certificate (i) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement, (ii) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction and (iii) stating that at the time of and after giving effect to such sale, transfer or other disposition of the Collateral and application of proceeds thereof, there is and shall be no Event of Default under the Senior Notes or the Senior Indentures.  Upon the receipt of such Officers’ Certificate, Collateral Agent shall, at such Grantor’s expense, so long as Collateral Agent has no reason to believe that the Officers’ Certificate delivered by such Grantor with respect to such sale is not true and correct, promptly execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.

Section 16.                                   Collateral Agent as Agent.

(a)           Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, Hedge Exchangers and the Senior Note Holders and Trustees.  Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 12 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the cancellation or expiration of all Letters of Credit under the Credit Agreement and the termination of the Commitments, (A) the holders of a majority of the aggregate notional amount under all Lender Hedge Agreements (including Lender Hedge Agreements that have been terminated) or (B) if all Lender Hedge Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”).  In furtherance of the foregoing provisions of this Section 16(a), each Hedge Exchanger and the Senior Note Holders and Trustees, by acceptance of the benefits hereof, agrees that each of them shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedge Exchanger and Senior Note Holders and Trustees, that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Lenders, Hedge Exchangers and the Senior Note Holders and Trustees in accordance with the terms of this Section 16(a).

(b)           Collateral Agent shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to subsection 10.5 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Agreement; removal of Administrative Agent pursuant to subsection 10.5 of the Credit Agreement shall also constitute removal as Collateral Agent under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 10.5 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement.  Upon the acceptance of any appointment as Administrative Agent under subsection 10.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

(c)           Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Hedge Exchanger until it shall have received written notice in form and substance satisfactory to Collateral Agent from a Grantor or the Hedge Exchanger as to the existence and terms of the applicable Lender Hedge Agreement.

Section 17.                                   Additional Grantors.

The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Borrower and Holdings as are signatories hereto on the date hereof.  From time to time subsequent to the date hereof, additional Subsidiaries of Borrower and Holdings may become parties hereto as additional Grantors (each an “Additional Grantor”), by executing a Counterpart substantially in the form of Exhibit III annexed hereto (each, a “Counterpart”).  Upon delivery of any such Counterpart to Collateral Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower and Holdings to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 18.                                   Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Grantors; provided this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 18 and Grantors hereby waive any requirement of notice of or consent to any such amendment.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 19.                                   Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Collateral Agent shall not be effective until received.  For the purposes hereof, the address of each party hereto shall be as provided in subsection 11.8 of the Credit Agreement or as set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

Section 20.                                   Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 21.                                   Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 22.                                   Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 23.                                   Governing Law; Terms; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.  The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

Section 24.                                   Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE , COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 19; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

Section 25.                                   Waiver of Jury Trial.

GRANTORS AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each Grantor and Collateral Agent acknowledge that this waiver is a material inducement for Grantors and Collateral Agent to enter into a business relationship, that Grantors and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Each Grantor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 25 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 26.                                   Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, Grantors and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LA QUINTA INVESTMENTS, INC.

LA QUINTA REALTY CORP.

LQI ACQUISITION CORPORATION

LA QUINTA LEASING COMPANY

LQ-WB, LLC

MOC HOLDING COMPANY

By:	/s/ Steven J. Flowers

On behalf of each of the entities immediately preceding this signature block

Name:	Steven J. Flowers
Title:	Treasurer

LA QUINTA INNS, INC.

LA QUINTA CORPORATION

LA QUINTA PROPERTIES, INC.

By:	/s/ Steven J. Flowers

On behalf of each of the entities immediately preceding this signature block

Name:	Steven J. Flowers
Title:	Vice President and Treasurer

LA QUINTA LODGING INVESTMENTS LLC

By:	/s/ Steven J. Flowers
Name:	Steven J. Flowers
Title:	Vice President

MEDITRUST HEALTH CORPORATION

MEDITRUST MORTGAGE INVESTMENTS, INC.

By:	/s/ David L. Rea

On behalf of each of the entities immediately preceding this signature block

Name:	David L. Rea
Title:	Vice President and Treasurer

LA QUINTA BEVERAGE SERVICES, INC.

By:	/s/ Wayne B. Goldberg
Name:	Wayne B. Goldberg
Title:	President and Secretary

CANADIAN IMPERIAL BANK OF COMMERCE, as Collateral Agent

By:	/s/ Dean J. Decker
Name:	Dean J. Decker
Title:	Managing Director,
CIBC World Markets Corp., As Agent